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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Griffon Corporation and its subsidiaries of our report dated November 5, 2003 relating to the financial statements and financial statement schedules, which appears in Griffon Corporation's Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY
June 9, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM